Exhibit 5.1
JW
ATTORNEYS & COUNSELORS
112 East Pecan Street, Suite 2100		Steven R. Jacobs
San Antonio, TX 78205		(210) 978-7727 (Direct Dial)
(210) 978-7700, Fax (210) 978-7790	JACKSON WALKER L.L.P.	(210) 242-4650 (Direct Fax)
www.jw.com		sjacobs@jw.com

October 6, 2009

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258

Re:	Registration Statement on Form S-8 for the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan

Gentlemen:

We have acted as counsel to Abraxas Petroleum Corporation (the “Company”) in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 3,100,000 shares (the “Shares”) of the common stock, par value $.01 per share (“Common Stock”), of the Company.  The Shares are issuable pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Plan”).

We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

Based upon the foregoing, we are of the opinion that the Shares will be duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the 2005 Plan.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

Very truly yours,

/s/ JACKSON WALKER L.L.P.